EXHIBIT 3.1

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS
                     PREFERENCES AND RELATIVE, PARTICIPATING
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                 QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND
                     OTHER DISTINGUISHING CHARACTERISTICS OF
                            SERIES B PREFERRED STOCK
                                       OF
                                EXUS GLOBAL, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation) is EXUS GLOBAL, INC.

         2. The certificate of incorporation of the Corporation authorizes issuance of 20,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors has previously authorized a total of 1,000,000 shares of Series A preferred stock, of which 10,000 shares are issued and outstanding.

         4. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series B issue of Preferred Stock:

RESOLVED, that ten million (10,000,000) shares of the Preferred Stock (par value
50.001 per share) are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series B Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series B Preferred Stock ("Series B Preferred"). No other shares of Preferred Stock shall be designated as Series B Preferred stock.

(b) DIVIDENDS. The holders of the shares of Series B Preferred shall not be entitled to receive dividends.

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(c)      CONVERSION. Each share of Series B Preferred shall, at the option of the holder thereof, at any time and from time to time, be convertible into [one] share of fully paid and non-assessable share of common stock of the Corporation. The conversion right of the holders of Series B Preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series B Preferred, accompanied by written notice electing conversion. No additional consideration or any other action need to be taken in order to effectively convert the Series B Preferred to the common stock of the Corporation. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series B Preferred shall be deemed to be the holder of record of common stock issuable upon conversion of such holder's Series B Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person.

(d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION, MERGERS, CONSOLIDATIONS or SALES OF ASSETS. If the common stock issuable upon conversion of the Series B Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred immediately before that change.

(e) REORGANIZATIONS. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the common stock (reverse split, forward split, etc.), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the same number of shares of common stock to which that holder would have been entitled prior to such capital reorganization. In essence, the number of Series B Preferred Stock authorized, issued and outstanding, and the number of shares of common stock into which such Series B Preferred is convertible, shall not be affected by any such capital reorganization.

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(f)      NO IMPAIRMENT. The Corporation will not, by amendment of its
         Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred against impairment.

(g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(h) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred shall not be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock. Rather, the Series B Preferred shall automatically be converted into common stock at the conversion rate hereinabove stated.

(i) INVOLUNTARY LIQUIDATION. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation. The Series B Preferred shall automatically be converted into common stock at the conversion rate hereinabove stated.

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(j)      OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(k) VOTING. (i) The holder of shares of Series B Preferred shall not be entitled to vote such shares (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), but shall be entitled to notice of any stockholders' meeting in accordance with the By laws of the Corporation.

         (ii) The holders of Series B Preferred, voting together as a class, shall, at all time, be entitled to elect the majority of the members of the Board of Directors of the Corporation. In case of any vacancy of an office in the office of a director occurring among the directors elected by the holders of the Series B Preferred, the remaining director(s) so elected by the holders of the Series B Preferred may elect a successor to hold the office for the unexpired term of the director whose place has been be vacated. Any director who shall have been elected by the holders of the Series B Preferred or any director so elected as provided in the preceding sentence hereof, may be removed, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series B Preferred.

(1) STATED VALUE. The shares of Series B Preferred shall have a stated value of $O.OO1 per share.

(m) OTHER PREFERENCES. The shares of the Series B Preferred shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series B Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.

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Signed on March 1, 2004.


By Unanimous Written Consent of the Board of Directors:



         --------------
         Isaac Sutton


         --------------
         John Skinner


         --------------
         Miller Mays


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